UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2013

INDIGO-ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-75313	84-0871427
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1009 Philadelphia Avenue, Point Pleasant, New Jersey	08742
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 990-3387

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on November 1, 2012, the Superior Court of the State of New Jersey, Chancery Division-General Equity, for the County of Essex (the “Court”), issued an order in the matter of Jeffrey S. Chiesa, Attorney General of New Jersey on behalf of Abbe R. Tiger, Chief of the New Jersey Bureau of Securities, v. Everett Charles Ford Miller, et al. and Carr Miller Care Limited Liability Company, et al. appointing Richard W. Barry (the “Indigo Receiver”) as receiver for Indigo-Energy, Inc. (“Indigo”).

On July 29, 2013, Indigo, the Indigo Receiver, Carr Miller Capital, LLC (“Carr Miller”), Michael P. Pompeo, the Court appointed Receiver for Carr Miller (the “CMC Receiver”), New Hope Partners, LLC (“Newco”) and certain of Indigo’s shareholders entered into a settlement agreement (the “Settlement Agreement”).  Each of the parties who have agreed to the Settlement Agreement shall be referred to herein as a “Party” and collectively as the “Parties.”  The Settlement Agreement was filed with the Court on July 31, 2013, and remains subject to Court approval.  All capitalized terms not defined herein shall have the meaning set forth in the Settlement Agreement.

Under the Settlement Agreement, the Parties have agreed, among other things and subject to the terms and conditions set forth therein, that: (i) the effectiveness of the Settlement Agreement is contingent upon the entry of an Approval Order by the Court, (ii) the Indigo Receiver shall be discharged and the order appointing the Indigo Receiver vacated or the receivership over Indigo dismissed, (iii) Newco shall pay the sum of $224,000 cash to the CMC Receiver, (iv) the Unsecured Debt due from Indigo to Carr Miller shall be reduced to the amount of $8,750,000 and transferred to Newco with the CMC Receiver retaining a twelve percent (12%) participation interest therein, (v) the Indigo Receiver shall transfer and assign all statutory claims and causes of action held by the Indigo Receiver and Indigo to the CMC Receiver, except for any claims expressly released in the Settlement Agreement, (vi) Carr Miller shall sell and transfer to Newco certain of the shares of common stock of Indigo owned by Carr Miller, (vii) any final compensation and expense reimbursement shall be paid to the Indigo Receiver, and (viii) they shall each issue and receive mutual releases.

The foregoing summary of the terms of the Settlement Agreement is qualified in its entirety by the full text of the Settlement Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Settlement Agreement, dated July 29, 2013, by and among Indigo-Energy, Inc., Richard W. Barry, the court appointed Receiver for Indigo-Energy, Inc., Carr Miller Capital, LLC, Michael P. Pompeo, the court appointed receiver for Carr Miller Capital LLC, certain shareholders of Indigo-Energy, Inc., and New Hope Partners LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2013

INDIGO-ENERGY, INC.
(Registrant)

By:	/s/ Richard W. Barry
Name: Richard W. Barry Title: Court Appointed Receiver

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